THIRD AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

 COLLINS CAPITAL INVESTMENTS, LLC

THIS THIRD AMENDMENT dated as of August 4, 2015, to the Operating Expense Limitation Agreement, dated as of April 24, 2012, as amended January 22, 2015 and April 29, 2015 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Amended and Restated Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and COLLINS CAPITAL INVESTMENTS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to continue the Agreement, with respect to the Collins Alternative Solutions Fund, until June 28, 2017; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Amended and Restated Schedule A is hereby replaced and superseded with Amended and Restated Schedule A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS on behalf of its series listed on Amended and Restated Schedule A	COLLINS CAPITAL INVESTMENTS, LLC
By: /s/ John P. Buckel	By: /s/ Stephen Mason
Name: John P. Buckel	Name: Stephen Mason
Title: President	Title: Portfolio Manager

AMENDED AND RESTATED SCHEDULE A

to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

 COLLINS CAPITAL INVESTMENTS, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets	Expiration
Collins Alternative Solutions Fund – Institutional Class Shares	2.49%	June 28, 2017
Collins Alternative Solutions Fund – Class A Shares	2.74%	June 28, 2017
Collins Long/Short Credit Fund – Institutional Class Shares	1.95%	February 27, 2018
Collins Long/Short Credit Fund –Class A Shares	2.20%	February 27, 2018